UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2019

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange
1.25% Notes due June 2023	SYY23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Sysco Corporation (“Sysco” or the “Company”) held on November 15, 2019, Sysco’s stockholders elected each of the Company’s director nominees, who had been nominated to serve until the Company’s 2020 Annual Meeting of Stockholders. Thomas L. Bené was re-elected with 95.27% of the votes cast, Daniel J. Brutto was re-elected with 99.69% of the votes cast, John M. Cassaday was re-elected with 95.42% of the votes cast, Joshua D. Frank was re-elected with 99.48% of the votes cast, Larry C. Glasscock was re-elected with 97.21% of the votes cast, Bradley M. Halverson was re-elected with 99.66% of the votes cast, John M. Hinshaw was re-elected with 99.44% of the votes cast, Hans-Joachim Koerber was re-elected with 98.04% of the votes cast, Stephanie A. Lundquist was elected with 99.75% of the votes cast, Nancy S. Newcomb was re-elected with 96.52% of the votes cast, Nelson Peltz was re-elected with 91.78% of the votes cast, Edward D. Shirley was re-elected with 98.67% of the votes cast and Sheila G. Talton was re-elected with 98.52% of the votes cast. The advisory stockholder vote on the compensation paid to Sysco’s named executive officers, as disclosed in Sysco’s 2019 proxy statement, was approved by 96.09% of the votes cast. The ratification of the appointment of the independent registered public accounting firm for fiscal 2020 was approved by 97.84% of the votes cast. The stockholder proposal requesting an independent board chair policy was not approved by stockholders, receiving approximately 31.21% of the votes cast.

With respect to each item, the number of votes cast includes all “for” and “against” votes, and abstentions and broker non-votes are disregarded with respect to each item.

The final results of the voting on each matter of business at the Annual Meeting are as follows:

Proposal 1 – Election of Directors

Name	Votes For	Votes Against	Total Votes Cast	Abstentions	Broker Non- Votes
Thomas L. Bené	366,590,405	18,163,724	384,754,129	2,255,614	61,930,104
Daniel J. Brutto	384,982,920	1,163,183	386,146,103	863,640	61,930,104
John M. Cassaday	368,461,385	17,678,559	386,139,944	869,799	61,930,104
Joshua D. Frank	384,168,277	1,995,554	386,163,831	845,912	61,930,104
Larry C. Glasscock	375,729,019	10,763,765	386,492,784	516,959	61,930,104
Bradley M. Halverson	384,845,645	1,312,623	386,158,268	851,475	61,930,104
John M. Hinshaw	383,996,531	2,152,660	386,149,191	860,552	61,930,104
Hans-Joachim Koerber	378,580,570	7,529,417	386,109,987	899,756	61,930,104
Stephanie A. Lundquist	385,260,241	946,295	386,206,536	803,207	61,930,104
Nancy S. Newcomb	372,721,339	13,430,797	386,152,136	857,607	61,930,104
Nelson Peltz	354,376,936	31,708,630	386,085,566	924,177	61,930,104
Edward D. Shirley	381,023,591	5,108,134	386,131,725	878,018	61,930,104
Sheila G. Talton	380,477,948	5,700,900	386,178,848	830,895	61,930,104

Proposal 2 – Approval, by advisory vote, of the compensation paid to Sysco’s named executive officers, as disclosed in Sysco’s 2019 proxy statement

Votes For	Votes Against	Votes Cast	Abstentions	Broker Non-Votes
370,653,861	15,057,874	385,711,735	1,298,008	61,930,104

Proposal 3 – Ratification of the appointment of Ernst & Young LLP as Sysco’s independent registered public accounting firm for fiscal 2020

Votes For	Votes Against	Votes Cast	Abstentions
438,575,185	9,646,472	448,221,657	718,190

Proposal 4 – Stockholder proposal requesting an independent board chair policy

Votes For	Votes Against	Votes Cast	Abstentions	Broker Non-Votes
120,202,092	264,825,604	385,027,696	1,982,047	61,930,104

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: November 15, 2019	By:	/s/ Eve M. McFadden
Eve M. McFadden
Vice President, Legal, General Counsel and Corporate Secretary